Exhibit 99.1

Energy XXI Reports Fiscal Second-Quarter Results

•	Oil volumes higher for third consecutive quarter
•	Lomond well at Highlander prospect logs 150 net feet of pay
•	Share repurchase program reaches 12 percent

HOUSTON – Feb. 6, 2014 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal second-quarter results and provided an operations update on activities in the Gulf of Mexico.

For the 2014 fiscal second quarter, Energy XXI reported adjusted earnings before interest, income taxes, depreciation, depletion and amortization (adjusted EBITDA) of $162.1 million, compared with $196.5 million in the 2013 fiscal second quarter. Net income available for common stockholders for the 2014 fiscal second quarter was $7.6 million, or $0.10 per diluted share, on revenues of $296.8 million, compared with fiscal 2013 second-quarter net income available for common stockholders of $38.5 million, or $0.47 per diluted share, on revenue of $320.5 million.

Fiscal 2014 second-quarter results were reduced by a higher effective income tax rate, lower realized crude oil sales prices, and hedge ineffectiveness.

Production for the 2014 fiscal second quarter averaged 45,100 barrels of oil equivalent per day (BOE/d) net, compared with 44,600 BOE/d net in the 2013 fiscal second quarter. Oil volumes for the 2014 fiscal second quarter averaged 30,200 barrels per day (Bbl/d) net, up from to 29,400 Bbl/d in the 2013 fiscal second quarter.

“With success at West Delta and Main Pass, we continue to hit our oil production targets,” Energy XXI Chairman and Chief Executive Officer John Schiller said. “Facilities are being upgraded to allow for a ramp up in drilling activity in the back half of this fiscal year. With six horizontal oil wells set to be drilled at West Delta 73 and 30, we expect a strong finish to our fiscal year in June.”

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Operations Update

At West Delta 73 (100% WI/ 83% NRI), the El Diente well was drilled to 9,272 feet measured depth (MD)/ 8,074 feet total vertical depth (TVD), including a 1,000 foot lateral into the F-35 sand, and currently is being placed on production. El Diente is the tenth consecutive successful horizontal well at West Delta 73, where net oil production has grown to more than 6,000 Bbl/d. The rig will be mobilized to the B platform to continue the horizontal program, and a second drilling rig is mobilizing to the C platform, where the first well is expected to spud by the end of March.

At Grand Isle 16/18 (100% WI/ 86% NRI), the Pi well was recompleted to the B-4 oil sand and brought online this week at 950 Bbl/d and 450 Mcf/d gross, with a flowing tubing pressure of 850 psi. The Pi well was also set up for future through-tubing recompletions to the C-2 oil zone and the C-4 gas sand.

Significant progress is being made within the company’s exploration joint venture with Freeport-McMoRan Oil & Gas (FM O&G), pursuing the Inboard Lower Tertiary/Cretaceous gas trend on the Gulf of Mexico Shelf and onshore in South Louisiana (previously referred to as the ultra-deep trend).

The Lomond North well (18% WI/ 13% NRI) in the Highlander area, located primarily in St. Martin Parish, Louisiana, discovered high-quality natural gas pay in several Wilcox and Cretaceous aged sands.  The operator recently reported that wireline log and core data indicate favorable reservoir characteristics with approximately 150 feet of net pay between 24,000 feet and 29,000 feet. The Lomond North discovery well currently is in completion operations to test the lower Wilcox and Cretaceous objectives found below the salt weld. FM O&G has identified multiple exploratory prospects in the Highlander area where it controls rights to approximately 56,000 gross acres.

Approximately 65 miles south of Lomond North, completion activities have commenced on the Davy Jones offset well (15.8% WI/12.5% NRI).  Flow testing of the well is expected in the first half of calendar 2014.

The Lineham Creek exploration well (9% WI/ 6.75% NRI), located onshore in Cameron Parish, Louisiana, has been suspended while future plans are being developed.

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Share Repurchase Program

As previously announced in May 2013, the company's Board of Directors approved the repurchase of the company's common shares up to a value of $250 million, plus an additional $76 million share repurchase associated with the issuance of preferred convertible notes in November 2013. To date, repurchased shares totaled 9,415,563 at a cost of $242.9 million, or an average price per share of $25.80, totaling approximately 12 percent of the company’s stock outstanding at the beginning of the program. Following these purchases, the company has a total of 70,322,050 shares outstanding.

Capital Expenditures

During the 2014 fiscal second quarter, capital expenditures totaled $189.9 million, with $50.1 million in exploration and $139.8 million in development and other costs. In addition, acquisition expenditures for the quarter totaled $12.5 million. Capital expenditures for fiscal 2014 are estimated at $705 million, excluding acquisitions.

Conference Call Tomorrow, Feb. 7, at 9 a.m. CST, 3 p.m. London Time

Energy XXI will host its fiscal second-quarter conference call tomorrow, Feb. 7, at 9 a.m. CST (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 800 028 8438 (U.K.), and the confirmation code is 34659187. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

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ENERGY XXI (BERMUDA) LIMITED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In Thousands, except per share information)

(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net Income as Reported	$10,495	$41,332	$53,634	$59,592
Preferred stock dividends	2,872	2,874	5,745	5,749
Net Income Available for Common Stockholders	7,623	38,458	47,889	53,843

Interest expense and other income-net	37,728	26,569	66,891	52,755
Depreciation, depletion and amortization	103,513	105,856	203,729	190,651
Income tax expense	10,658	25,020	35,994	35,730

EBITDA	$159,522	$195,903	$354,503	$332,979

Loss from equity method investments	2,621	616	4,414	2,111

Adjusted EBITDA	$162,143	$196,519	$358,917	$335,090

Adjusted EBITDA Per Share
Basic	$2.19	$2.48	$4.79	$4.23
Diluted	$2.19	$2.25	$4.79	$4.22

Weighted Average Number of Common Shares Outstanding
Basic	73,964	79,314	74,873	79,238
Diluted	74,053	87,468	74,956	79,367

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ENERGY XXI (BERMUDA) LIMITED

CONSOLIDATED BALANCE SHEETS

(In Thousands, except share information)

	December 31,	June 30,
	2013	2013
	(Unaudited)
Current Assets
Cash and cash equivalents	$357,828	$—
Restricted cash	746	—
Accounts receivable
Oil and natural gas sales	130,398	132,521
Joint interest billings	5,647	9,505
Insurance and other	7,424	6,745
Prepaid expenses and other current assets	45,603	50,738
Derivative financial instruments	7,731	38,389
Total Current Assets	555,377	237,898
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $251.4 million and $422.6 million of unevaluated properties not being amortized at December 31, 2013 and June 30, 2013, respectively	3,523,881	3,289,505
Other property and equipment	16,582	17,003
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	3,540,463	3,306,508
Other Assets
Derivative financial instruments	501	21,926
Equity investments	18,440	12,799
Debt issuance costs, net of accumulated amortization and other assets	46,927	32,580
Total Other Assets	65,868	67,305
Total Assets	$4,161,708	$3,611,711
LIABILITIES
Current Liabilities
Accounts payable	196,652	$219,610
Accrued liabilities	77,411	105,192
Notes payable	10,288	22,524
Deferred income taxes	—	20,517
Asset retirement obligations	29,911	29,500
Derivative financial instruments	1,820	40
Current maturities of long-term debt	12,843	19,554
Total Current Liabilities	328,925	416,937
Long-term debt, less current maturities	1,999,086	1,350,491
Deferred income taxes	177,497	140,804
Asset retirement obligations	277,173	258,318
Derivative financial instruments	932	—
Other liabilities	11,907	7,915
Total Liabilities	2,795,520	2,174,465
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at December 31, 2013 and June 30, 2013, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at December 31, 2013 and June 30, 2013, respectively	—	—
5.625% Convertible perpetual preferred stock, 812,760 and 813,188 shares issued and outstanding at December 31, 2013 and June 30, 2013, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 79,693,213 and 79,425,473 shares issued and 71,513,450 and 76,485,910 shares outstanding at December 31, 2013 and June 30, 2013, respectively	398	397
Additional paid-in capital	1,581,664	1,512,311
Retained earnings (deficit)	739	(29,352)
Accumulated other comprehensive income (loss), net of income taxes	(4,456)	26,552
Treasury stock, at cost, 8,179,100 and 2,938,900 shares at December 31, 2013 and June 30, 2013, respectively	(212,158)	(72,663)
Total Stockholders’ Equity	1,366,188	1,437,246
Total Liabilities and Stockholders’ Equity	$4,161,708	$3,611,711

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ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)

(Unaudited)

	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Revenues
Crude oil sales	$262,230	$285,824	$551,459	$533,154
Natural gas sales	34,586	34,695	69,949	57,592
Total Revenues	296,816	320,519	621,408	590,746

Costs and Expenses
Lease operating	93,789	85,922	179,552	168,403
Production taxes	1,189	1,166	2,587	2,413
Gathering and transportation	5,978	6,098	11,323	14,089
Depreciation, depletion and amortization	103,513	105,856	203,729	190,651
Accretion of asset retirement obligations	7,425	7,756	14,751	15,408
General and administrative expense	17,698	19,319	41,370	43,207
Loss on derivative financial instruments	5,722	865	7,163	6,387
Total Costs and Expenses	235,314	226,982	460,475	440,558

Operating Income	61,502	93,537	160,933	150,188

Other Income (Expense)
Loss from equity method investees	(2,621)	(616)	(4,414)	(2,111)
Other income - net	913	543	1,435	902
Interest expense	(38,641)	(27,112)	(68,326)	(53,657)
Total Other Expense	(40,349)	(27,185)	(71,305)	(54,866)

Income Before Income Taxes	21,153	66,352	89,628	95,322

Income Tax Expense	10,658	25,020	35,994	35,730
Net Income	10,495	41,332	53,634	59,592
Preferred Stock Dividends	2,872	2,874	5,745	5,749
Net Income Available for Common Stockholders	$7,623	$38,458	$47,889	$53,843

Earnings per Share
Basic	$0.10	$0.48	$0.64	$0.68
Diluted	$0.10	$0.47	$0.64	$0.68

Weighted Average Number of Common Shares Outstanding
Basic	73,964	79,314	74,873	79,238
Diluted	74,053	87,468	74,956	79,367

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ENERGY XXI (BERMUDA) LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Cash Flows From Operating Activities
Net income	$10,495	$41,332	$53,634	$59,592
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	103,513	105,856	203,729	190,651
Deferred income tax expense	10,392	22,025	32,872	32,814
Change in derivative financial instruments
Proceeds from derivative instruments	—	100	—	161
Other – net	1,993	(8,671)	(364)	(14,018)
Accretion of asset retirement obligations	7,425	7,756	14,751	15,408
Loss from equity method investees	2,621	616	4,414	2,111
Amortization of debt discount and issuance costs	3,100	1,907	4,555	3,798
Stock-based compensation	439	1,200	3,971	1,656
Changes in operating assets and liabilities
Accounts receivable	19,130	(18,153)	16,999	(7,397)
Prepaid expenses and other current assets	12,489	4,685	6,219	20,722
Settlement of asset retirement obligations	(15,975)	(14,673)	(34,038)	(24,809)
Accounts payable and accrued liabilities	(1,821)	(4,509)	(45,042)	(39,053)
Net Cash Provided by Operating Activities	153,801	139,471	261,700	241,636
Cash Flows from Investing Activities
Acquisitions	(12,549)	(41,156)	(12,564)	(41,156)
Capital expenditures	(189,869)	(192,352)	(388,227)	(379,050)
Net distributions (contributions) from/to equity investees	5,000	—	(11,694)	(15,524)
Transfer to restricted cash	(746)	—	(746)	—
Return of property deposit	—	3,500	—	—
Proceeds from the sale of properties	—	—	1,748	—
Other	(21)	(17)	(72)	355
Net Cash Used in Investing Activities	(198,185)	(230,025)	(411,555)	(435,375)
Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	138	69	3,405	6,388
Discount on convertible debt allocated to additional paid-in capital	63,432	—	63,432	—
Repurchase of company common stock	(118,281)	—	(153,491)	—
Dividends to shareholders – common	(8,702)	(5,553)	(17,798)	(11,103)
Dividends to shareholders – preferred	(2,872)	(2,874)	(5,745)	(5,750)
Proceeds from long-term debt	723,988	385,637	1,764,685	609,449
Payments on long-term debt	(262,648)	(294,446)	(1,127,879)	(481,259)
Debt issuance costs	(10,203)	—	(18,923)	—
Other	(2)	(149)	(3)	(178)
Net Cash Provided by Financing Activities	384,850	82,684	507,683	117,547

Net Increase (Decrease) in Cash and Cash Equivalents	340,466	(7,870)	357,828	(76,192)
Cash and Cash Equivalents, beginning of period	17,362	48,765	—	117,087
Cash and Cash Equivalents, end of period	$357,828	$40,895	$357,828	$40,895

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ENERGY XXI (BERMUDA) LIMITED

CONSOLIDATED OPERATIONAL INFORMATION (Unaudited)

	Quarter Ended
Operating Highlights	Dec. 31, 2013	Sep. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Operating revenues	(In Thousands, Except per Unit Amounts)
Crude oil sales	$263,626	$290,965	$270,623	$273,280	$280,953
Natural gas sales	31,138	32,584	38,630	27,070	29,657
Hedge gain	2,052	1,043	5,072	3,424	9,909
Total revenues	296,816	324,592	314,325	303,774	320,519
Percent of operating revenues from crude oil
Prior to hedge gain	89%	90%	88%	91%	90%
Including hedge gain	88%	89%	87%	90%	89%
Operating expenses
Lease operating expense
Insurance expense	7,920	8,496	7,462	7,473	8,810
Workover and maintenance	19,690	14,586	15,622	19,166	20,217
Direct lease operating expense	66,179	62,681	59,371	59,666	56,895
Total lease operating expense	93,789	85,763	82,455	86,305	85,922
Production taxes	1,189	1,398	1,481	1,352	1,166
Gathering and transportation	5,978	5,345	5,668	4,411	6,098
DD&A	103,513	100,216	96,846	88,727	105,856
General and administrative	17,698	23,672	12,299	16,092	19,319
Other – net	13,147	8,767	3,829	7,017	8,621
Total operating expenses	235,314	225,161	202,578	203,904	226,982
Operating income	$61,502	$99,431	$111,747	$99,870	$93,537
Sales volumes per day
Natural gas (MMcf)	89.3	100.8	107.4	89.4	90.9
Crude oil (MBbls)	30.2	29.7	28.9	28.6	29.4
Total (MBOE)	45.1	46.6	46.8	43.5	44.6
Percent of sales volumes from crude oil	67%	64%	62%	66%	66%
Average sales price
Natural gas per Mcf	$3.79	$3.51	$3.95	$3.37	$3.55
Hedge gain per Mcf	0.42	0.30	0.23	0.29	0.60
Total natural gas per Mcf	$4.21	$3.81	$4.18	$3.66	$4.15
Crude oil per Bbl	$94.85	$106.31	$102.82	$106.11	$103.79
Hedge gain (loss) per Bbl	(0.50)	(0.63)	1.08	0.42	1.80
Total crude oil per Bbl	$94.35	$105.68	$103.90	$106.53	$105.59
Total hedge gain per BOE	$0.49	$0.24	$1.19	$0.87	$2.42
Operating revenues per BOE	$71.54	$75.78	$73.78	$77.58	$78.15
Operating expenses per BOE
Lease operating expense
Insurance expense	1.91	1.98	1.75	1.91	2.15
Workover and maintenance	4.75	3.41	3.67	4.89	4.93
Direct lease operating expense	15.95	14.63	13.94	15.24	13.87
Total lease operating expense per BOE	22.61	20.02	19.36	22.04	20.95
Production taxes	0.29	0.33	0.35	0.35	0.28
Gathering and transportation	1.44	1.25	1.33	1.13	1.49
DD&A	24.95	23.40	22.73	22.66	25.81
General and administrative	4.27	5.53	2.89	4.11	4.71
Other – net	3.17	2.05	0.90	1.79	2.10
Total operating expenses per BOE	56.73	52.58	47.56	52.08	55.34
Operating income per BOE	$14.81	$23.20	$26.22	$25.50	$22.81

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Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure

The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Phil Kerig, Director of Corporate Development, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

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GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bopd – barrels of oil per day

MMcf/d – million cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

TVD –true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI	Cantor Fitzgerald Europe
Stewart Lawrence	Nominated Adviser: David Porter, Rick Thompson
Vice President, Investor Relations and Communications	Corporate Broking: Richard Redmayne
713-351-3006	Tel: +44 (0) 20 7894 7000
slawrence@energyxxi.com
Pelham Bell Pottinger
James Henderson
Greg Smith	jhenderson@pelhambellpottinger.co.uk
Director, Investor Relations	Mark Antelme
713-351-3149	mantelme@pelhambellpottinger.co.uk
gsmith@energyxxi.com	+44 (0) 20 7861 3232

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